Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the “Amendment”) is made and entered into to be effective the 3rd day of September, 2008 by and between Farm Credit of Southwest Florida, ACA, an agricultural credit association for itself and as agent/nominee for other lending institutions having an interest, direct or indirect, in the Loan (as defined hereinbelow) from time to time (the “Lender”) and ALICO, Inc. (“Borrower”) (Lender and Borrower together, the “Parties”, and, each singly, a “Party”) and amends that certain Amended and Restated Loan Agreement among the Parties dated to be effective as of May 26, 2006, as amended on August 30, 2007, on February 26, 2008, and on March 25, 2008 (collectively, the “Loan Agreement”).

PRELIMINARY STATEMENT

Lender currently has a $175,000,000 revolving line of credit loan (the “RLOC”) outstanding to Borrower. Borrower has requested and Lender has agreed to amend the Loan Agreement pursuant to the terms and conditions set forth in this Amendment to (i) reduce the available borrowings in the aggregate under the RLOC to $125,000,000, and (ii) to establish for the benefit of Borrower a $50,000,000 term loan.

All capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Loan Agreement, as amended by this Amendment.

NOW THEREFORE, the Parties hereby agree as follows:

1. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Section 1.37 is hereby deleted and the following is substituted therefor:

“Loan” means the RLOC and/or the Term Loan, as the context requires, and “Loans” means both the RLOC and the Term Loan.

(b) Section 1.43 is hereby deleted and the following is substituted therefor:

“Note” means the RLOC Note and/or the Term Loan Note, as the context requires, and “Notes” means both the RLOC Note and the Term Loan Note.

(c) Section 1.53 is hereby deleted and the following is substituted therefor:

“1.53 “RLOC Commitment” means $125,000,000.”

(d) The following definitions are hereby added in the appropriate alphabetical order in Article 1:

“Term Loan” means that certain Term Loan in the amount of $50,000,000.

“Term Loan Maturity Date” means September 1, 2018.

“Term Loan Note” means that certain promissory note of Borrower given to Lender dated as of September 3, 2008 in the amount of the Term Loan, as well as any promissory note or notes issued by Borrower in substitution, replacement, extension, amendment, or renewal of any such promissory note or notes.

(e) A new Section 2.1(b) is hereby added as follows:

“2.1(b) Term Loan – Subject to the terms and conditions hereof, Lender shall make the Term Loan to Borrower. The obligation to repay the Term Loan shall be evidenced by the Term Loan Note and shall have the repayment terms and interest rates as set forth therein. All amounts outstanding under the Term Loan shall be due and payable on the Term Loan Maturity Date.

(f) The following paragraph is hereby added to Section 5.1 Collateral:

“Borrower acknowledges and agrees that the Collateral also secures, pari passeu, that certain term loan made by Lender to Borrower in the original principal amount of $19,000,000, evidenced by Promissory Note dated March 12, 1999 (the “Term Loan No. 1”), and the term loan in the original principal amount of $50,000,000 made by Lender to Borrower dated September 3, 2008 (“Term Loan No. 2”). Borrower may request, from time to time, releases from the Collateral and substitutions therefor of property having a value equal to or greater than that of the released Collateral, subject to Lender approval in its sole discretion. Upon the satisfaction in full of all amounts outstanding under the RLOC, Borrower may request, and Lender shall consider in its sole discretion, release of all Collateral, save and except the 7,672 acres known as the “2 x 6” tract, situated in Hendry County, Florida, which shall remain as collateral for amounts outstanding under the Term Loan No. 1 and the Term Loan No. 2.”

(g) Section 9.5 is hereby amended by substituting the term “Loans” for each occurrence of the terms “Loan” and “RLOC”.

(h) Any and all references to Alico Plant World, L.L.C. in the Loan Agreement as a Guarantor, whether by definition or context, are hereby deleted, it being acknowledged and agreed that such entity has been dissolved and its business unwound, and Lender, Borrower and each remaining Guarantor shall, by their execution of this Amendment, consent thereto.

2. Conditions Precedent. As conditions precedent to the effectiveness of this Amendment, Borrower shall furnish duly authorized resolutions of all of its directors evidencing its authority to enter into this Amendment, together with such other documentation as Lender shall request in connection with the execution of this Amendment. In addition, Borrower shall provide the following:

(a) Duly executed modifications of mortgage for that certain mortgage dated as of March 12, 1999 and recorded in Hendry County, Florida, each as modified from time to time, which modifications shall extend the lien of the mortgage to secure, in addition to the original obligations secured thereby, the Term Loan; and

(b) Borrower shall pay to Lender a loan origination fee in the amount of $12,000, payable upon execution of this Amendment.

3. Representations, Warranties, Covenants. Borrower hereby represents and warrants that at the time of the execution and delivery of this Amendment it is in compliance with all of its covenants set forth in the Loan Agreement (as such may be modified hereby) and each other Loan Document, and that the representations and warranties set forth therein pertaining to it continue to be true and accurate.

4. Indemnification. Borrower agrees to hold Lender harmless and indemnify Lender and its successors and assigns from any and all claims or causes of action arising in connection with Borrower’s breach of the provisions of this Amendment or otherwise related to a default or an Event of Default under the Loan Documents.

5. Costs, Fees, Expenses. Borrower agrees to pay all costs and expenses arising from this Amendment, including, without limitation, all of Lender’s fees and expenses and all fees and expenses of Lender’s legal counsel, which fees of Lender’s legal counsel shall not exceed $10,000.00.

6. No Change. The Parties hereby acknowledge their express intent that the Loan Agreement and all related loan and security documents executed in connection therewith, including, but not limited to, the Loan Documents, govern, in accordance with their original terms and conditions except as specifically amended hereby, the terms and conditions of the Loans. Any provisions of the Loan Documents not specifically amended hereby shall be interpreted in a manner consistent with the amendments set forth in this Amendment and, to the extent that any provisions of such Loan Documents are inconsistent with this Amendment, the amendments set forth herein shall prevail.

7. Ratification. Except as expressly amended by this Amendment, the terms and conditions of the Loan Agreement and all other Loan Documents among any one or more of the Parties are hereby ratified and confirmed to be in full force and effect.

8. Counterparts. This Amendment may be executed in two or more originals, each of which shall be deemed to be an original, but all of which shall constitute one in the same instrument, and in making proof of this Amendment, it shall not be necessary to produce or account for more than one such original.

9. Governing Law. This Amendment shall be interpreted in accordance with and governed by the laws of the State of Florida. PROVIDED HOWEVER, to the extent that the creation, validity, perfection, enforceability or priority of any lien or security interest, or the rights and remedies with respect to any lien or security interest, in the Collateral are governed by the laws of a jurisdiction other than the State of Florida, then the laws of such jurisdiction shall govern, except as superseded by applicable United States Federal Law.

10. Continuing Effect. The execution of this Amendment shall constitute a modification of the Loan Agreement and shall not be construed as a novation of the Obligations under the Loan Documents. The Parties hereby acknowledge their intent that this Amendment shall not disturb the existing priority of the Loan Documents or the liens granted thereunder to Lender. The Parties intend that the security interests evidenced by the Loan Documents retain the same priority as when originally executed, and delivered as of the respective dates of the Loan Documents.

11. Amendment of Term Loan Agreement. It is the intent of the parties that the terms and conditions of the Loan Agreement shall be consistent with those contained in that certain Loan Agreement dated as of March 12, 1999, as amended from time to time, governing the terms and conditions of that certain Term Loan made by Lender to Borrower in the original principal amount of $19,000,000, dated of even date therewith (the “$19,000,000 Term Loan Agreement”). To the extent of any inconsistencies between the Loan Agreement, as amended by this Amendment, and the $19,000,000 Term Loan Agreement, the terms and conditions of the Loan Agreement, as amended by this Amendment, shall prevail, and the $19,000,000 Term Loan Agreement shall be deemed amended to be consistent with the Loan Agreement.

[Signature Page Attached]

In Witness Whereof the Parties have executed this Amendment under seal as of the date first set forth above.

BORROWER:

ALICO, Inc.(Seal)

By:	/s/ Dan L. Gunter
Dan L. Gunter, Chief Executive Officer

LENDER:

FARM CREDIT OF SOUTHWEST FLORIDA, ACA for itself and as agent/nominee for other lending institutions having an interest, direct or indirect, in the Loan from time to time

By:	/s/ Greg A. Carlton
Greg A. Carlton, Vice President

GUARANTORS:

By signing below, each Guarantor hereby agrees to and consents to the amendments set forth in this Amendment, reaffirms its existing Guaranty Agreement and agrees that its Guaranty Agreement shall continue to secure the RLOC as amended by this Amendment, and the Term Loan.

BOWEN BROTHERS FRUIT, LLC

By:	ALICO, Inc., sole member

By:	/s/ Dan L. Gunter	(Seal)
Dan L. Gunter, Chief Executive Officer

ALICO- AGRI, LTD.

By:	ALICO, Inc., general partner

By:	/s/ Dan L. Gunter	(Seal)
Dan L. Gunter, Chief Executive Officer

ALICO LAND DEVELOPMENT, INC. (f/k/a SADDLEBAG LAKE RESORTS, INC.)

By:	/s/ Dan L. Gunter	(Seal)
Dan L. Gunter, Chief Executive Officer